                                                                    EXHIBIT 99.1

RESTORATION HARDWARE REPORTS FINALIZATION OF RESTATEMENT AND UPDATE OF FISCAL 2000 AND FISCAL 2001 RESULTS

RESTORATION HARDWARE, INC. (NASDAQ: RSTO) today announced that it has finalized its previously announced restatement analysis. The Company had been recognizing revenue on sales of furniture shipped to customers at the time of shipment, but has determined that the appropriate way to account for these sales is to recognize revenue at the time of delivery. The Company will be filing with the Securities and Exchange Commission an amended annual report on Form 10-K/A for its fiscal year ended February 3, 2001 (inclusive of the four quarters of the fiscal year therein) and amended quarterly reports on Forms 10-Q/A for each of its first three quarters for the fiscal year ended February 2, 2002.

The effect of the restatement is a transfer of revenues and income from one period to the next for furniture that is in transit to the customer's home at the end of any period.

With regard to the first three quarters of fiscal 2001, the filings also relate to the correction of the miscalculation of the Company's weighted average shares outstanding.

The filings also include other minor corrections, including the Company's determination that certain deferred tax assets originally included as prepaid expense or tax benefit receivable (depending on the quarter) in other current assets should have been presented as long term and classified as other long term assets.

The corrections identified above had no effect on the Company's cash position, nor did they affect accounts receivable, accounts payable or borrowings under the line of credit facility

The table below illustrates the changes in previously reported net sales, net income (loss) and income (loss) per share for the applicable periods ($ in thousands except per share amounts):


                                  Net sales                  Net income (loss)          Income(loss) per share(1)
-------------------------------------------------------------------------------------------------------------------
                         As reported     As restated    As reported     As restated     As reported    As restated
-------------------------------------------------------------------------------------------------------------------
2000-
-------------------------------------------------------------------------------------------------------------------
   Q1                       69,652         68,900        (4,296)          (4,634)         ($.25)          ($.27)
-------------------------------------------------------------------------------------------------------------------
   Q2                       72,247         72,427        (3,417)          (3,320)         ($.20)          ($.19)
-------------------------------------------------------------------------------------------------------------------
   Q3                       80,952         81,247        (5,123)          (5,119)         ($.30)          ($.30)
-------------------------------------------------------------------------------------------------------------------
   Q4                      146,611        143,662          9,745            9,332           $.56            $.54
-------------------------------------------------------------------------------------------------------------------
 Fiscal year              $369,462       $366,236       ($3,091)         ($3,741)         ($.18)          ($.22)
-------------------------------------------------------------------------------------------------------------------
Cumul. effect of
change in                                                                  ($819)
accounting
principle
-------------------------------------------------------------------------------------------------------------------
Net loss after
cumul. effect of                                                         ($4,560)
change in
accounting
principle
-------------------------------------------------------------------------------------------------------------------
2001-
-------------------------------------------------------------------------------------------------------------------
   Q1                      $67,902        $70,659       ($7,928)         ($7,425)         ($.49)          ($.46)
-------------------------------------------------------------------------------------------------------------------
   Q2                       74,780         75,912        (6,193)          (5,779)         ($.31)          ($.30)
-------------------------------------------------------------------------------------------------------------------
   Q3                       76,614         75,504        (7,927)          (8,318)         ($.35)          ($.36)
-------------------------------------------------------------------------------------------------------------------

(1) Per share amounts for 2001 revised to reflect weighted average share outstanding correction as announced in the Company's press release issued March 29, 2002.

Summary financial statements reflecting the restated fourth quarter and fiscal year 2001 results are attached. As shown below, final net sales, net income
(loss) and income (loss) per share are close to the anticipated amounts announced in the Company's March 21, 2002 press release ($ in thousands except per share amounts):


                                Net sales                  Net income (loss)        Income (loss) per share(1)
--------------------------------------------------------------------------------------------------------------
                    As initially                   As initially                    As initially
                     announced          Final       announced        Final          announced         Final
--------------------------------------------------------------------------------------------------------------
2001-
--------------------------------------------------------------------------------------------------------------
  Q4                   $144,277        $144,398      ($12,448)       ($12,345)         ($.45)         ($.45)
--------------------------------------------------------------------------------------------------------------
 Fiscal year           $365,762        $366,473      ($34,124)       ($33,867)        ($1.58)        ($1.57)
--------------------------------------------------------------------------------------------------------------

(1) Per share amounts revised to reflect the weighted average share outstanding correction announced in the Company's press release issued March 29, 2002.

REVISED FISCAL 2001 RESULTS

Following is a discussion of the Company's fiscal 2001 results revised to reflect changes in the financial statements resulting from the Company's change in revenue recognition policy for sales of furniture delivered to customers as well as the Company's correction of its weighted average share outstanding calculation.

SALES:

Net sales were $144.4 million for the 13 week fourth quarter of fiscal 2001, a 0.5% increase versus the $143.7 million reported for the 14 week fiscal fourth quarter of 2000. Fiscal year 2000 was a 53 week year, versus 52 weeks in fiscal 2001.

Comparable store sales growth for the 9 week holiday period ended January 5, 2002 was 7.1% versus the prior year. For the full fourth quarter of 2001, comparable store sales increased 3.0% versus the prior year. As previously reported, sales for the fourth quarter of fiscal 2001 were adversely affected by management's decision not to anniversary a 20% off storewide sale held in January of the prior year.

Direct to customer sales for the 13 week fourth quarter of fiscal 2001, which include catalog and internet, increased 46.1% to $14.0 million versus the $9.6 million in last year's 14 week fiscal fourth quarter.

Net sales for the 52 week fiscal year 2001 were $366.5 million, a 0.1% increase compared to net sales of $366.2 million in the 53 week 2000 fiscal year.

Direct to customer sales for the 52 week 2001 fiscal year increased 48.2% to $33.6 million versus the $22.7 million reported in the 53 week 2000 fiscal year.

Comparable store sales decreased 4.6% versus the prior year.


ONE TIME NON-CASH CHARGES:

As reported in the Company's March 21, 2002 press release, one time non-cash charges in fiscal 2001 totaled $24.5 million, of which $17.5 million related to inventory and occupancy charges taken in connection with the Company's repositioning strategy and $7.0 million related to a valuation allowance on deferred tax assets. These amounts were unchanged by the Company's restatement of financial results.


EARNINGS:

For the fourth quarter of fiscal 2001 (13 weeks ended February 2, 2002), the Company incurred a net loss to common stockholders of $12.7 million, or $.45 per share, compared to net income of $9.3 million or $.54 per share in the 14 week fourth quarter of the prior year. Per share amounts reflect the weighted average share outstanding correction as announced in the Company's press release issued March 29, 2002. The loss included the one time charges mentioned above, which were not affected by the Company's restatement of financial results.

Gross profit in the fourth quarter 2001 was $31.3 million or 21.7% of sales, compared to the fourth quarter 2000 gross profit of $55.9 million or 38.9% of sales. As previously reported, the reduced gross profit rate resulted from the one time inventory and occupancy charges mentioned above and markdowns on items being discontinued in connection with implementation of the Company's new merchandise strategy.

Selling, general and administrative expenses, as well as interest expense, were unchanged by the restatement. As a percentage of sales, selling, general and administrative expenses were 26.4% in both fourth quarter 2001 and the prior year. Interest expense as a percentage of sales did not change.

For the fiscal year 2001 (52 weeks ended February 2, 2002), the Company incurred a net loss to common stockholders of $36.7 million or $1.57 per share, compared to a net loss of $3.7 million or $.22 per share in the prior, 53 week, fiscal year. Per share amounts reflect the weighted average share outstanding correction as announced in the Company's press release issued March 29, 2002. The loss included the one time charges mentioned above, which were not affected by the Company's restatement of financial results.

Gross profit in fiscal 2001 was $78.1 million or 21.3% of sales, compared to $112.5 million or 30.7% of sales in fiscal 2000. As previously reported, the reduced gross profit rate arose from the one time inventory and occupancy charges mentioned above, and inventory transition markdowns over the course of the year in connection with the Company's repositioning strategy.

Selling, general and administrative expenses, as well as interest expense, and the percentage relationship of these expenses to sales, were unchanged by the restatement.

BALANCE SHEET AND CASH POSITION:

The Company's restatement of financial results had no effect on the Company's cash position, receivables, accounts payable or debt. The sales deferrals resulting from the Company's restatement of financial results did, however, cause changes in merchandise inventory and other liability balances. In particular, the Company ended fiscal 2001 with inventory of $62.1 million (net of reserves), a 27.0% decrease compared to inventory of $85.1 million a year ago.

Prepaid expenses and accounts payable were affected by certain reclassifications. The accounts payable and accrued expense balance at the end of fiscal 2001 totaled $34.9 million, a reduction of $8.4 million compared to $43.3 million at the end of fiscal 2000.

As reported in the Company's March 21, 2002 press release, at the end of fiscal 2001, the Company had no bank debt and a cash position of $22.3 million, versus bank debt of $41.3 million and cash of $2.6 million a year ago.

ABOUT RESTORATION HARDWARE, INC.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company's classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800 762-1005) and on-line at www.restorationhardware.com.

SAFE HARBOR:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains implicit forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements concerning the Company's financial results for the fourth quarter and fiscal year ended February 2, 2002 and other statements containing words similar to "believes," "anticipates," "estimates," "expects," "may," "intends," and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company's management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K/A, 10-Q/A and 8-K, including those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Results of Operations", "Liquidity and Capital Resources," and "Factors that May Affect Future Results." The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACT:
Kevin Shahan, Vice President and Chief Financial Officer
Restoration Hardware, Inc.
Phone: 415-924-1005
Fax: 415-945-4679

                           RESTORATION HARDWARE, INC.
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                 (IN THOUSANDS EXCEPT PER SHARE AND STORE DATA)

                                                                                  As restated
                                                13 weeks ended                   14 weeks ended
                                             2/2/02          % of sales       2/3/01       % of sales

Net sales                                  $ 144,398            100.0%      $ 143,662       100.0%
Cost of sales and occupancy                  113,067             78.3%         87,723        61.1%
                                           ---------                        ---------
  Gross profit                                31,331             21.7%         55,939        38.9%

Selling, general and administrative           38,062             26.4%         37,924        26.4%
                                           ---------                        ---------
  Income (loss) from operations               (6,731)            -4.7%         18,015        12.5%

Interest expense, net                            846              0.6%          1,880         1.3%

Valuation adjustment - warrants                2,421              1.7%             --         0.0%
                                           ---------                        ---------
  Pretax income (loss)                        (9,998)            -7.0%         16,135        11.2%

Income tax provision                          (2,347)            -1.6%         (6,803)       -4.7%
                                           ---------                        ---------
  Net (loss)/income                        $ (12,345)            -8.5%      $   9,332         6.5%
                                           ---------                        ---------

Charges related to preferred stock              (375)            -0.3%             --         0.0%
                                           ---------                        ---------

(Loss)/income available to stockholders    $ (12,720)            -8.8%      $   9,332         6.5%
                                           =========              ===       =========         ===

Stores open at end of period
                                                 104                              106

Total selling square footage                 682,936                          701,628

(Loss)/income per share, basic             $   (0.45)                       $    0.55
(Loss)/income per share, diluted           $   (0.45)                       $    0.54
Weighted average shares, basic                28,377                           17,096
Weighted average shares, diluted              28,377                           17,273

                           RESTORATION HARDWARE, INC.
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                 (IN THOUSANDS EXCEPT PER SHARE AND STORE DATA)

                                                                                                As restated
                                                              52 weeks ended                   53 weeks ended
                                                       2/2/02           % of sales      2/3/01          % of sales

Net sales                                             $ 366,473           100.0%       $ 366,236           100.0%
Cost of sales and occupancy                             288,337            78.7%         253,762            69.3%
                                                      ---------                        ---------
  Gross profit                                           78,136            21.3%         112,474            30.7%

Selling, general and administrative                     114,607            31.3%         112,647            30.8%
                                                      ---------                        ---------
  Loss from operations                                  (36,471)          (10.0%)           (173)           (0.0%)

Interest expense, net                                     4,467             1.2%           5,804             1.6%
Valuation adjustment - warrants                           2,677             0.7%              --             0.0%
                                                      ---------                        ---------
  Pretax loss                                           (43,615)          (11.9%)         (5,977)           (1.6%)

Income tax benefit                                        9,748             2.7%           2,236             0.6%
                                                      ---------                        ---------
 Net loss before cumulative effect of
   change in accounting principle                       (33,867)           (9.2%)         (3,741)           (1.0%)

 Cumulative effect of change in accounting
    principle, net of income taxes of $570                   --            (0.0%)           (819)           (0.2%)

  Net loss                                            $ (33,867)           (9.2%)      $  (4,560)           (1.2%)

Charges related to preferred stock                       (2,817)           (0.8%)             --             0.0%
                                                      ---------                        ---------

Loss available to stockholders                        $ (36,684)          (10.0%)      $  (4,560)           (1.2%)
                                                      =========                        =========
Loss per common share:

  Loss per share before cumulative effect of
     change in accounting principle                      ($1.57)                          ($0.22)
  Cumulative effect of change in accounting
     Principle                                            (0.00)                           (0.05)
                                                      ----------                       ----------
Loss per common share, basic and diluted                 ($1.57)                          ($0.27)

Weighted average shares, basic and diluted               23,396                           17,042

 Stores open at end of period
                                                            104                              106

 Total selling square footage                           682,936                          701,628

                           RESTORATION HARDWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                As restated
                                                            February 2,         February 3,
                                                               2002                2001

 Current assets
  Cash and cash equivalents                                $  22,285           $   2,610
  Accounts receivable                                          3,278               8,069
  Merchandise inventories                                     62,070              85,067
  Prepaid expense and other                                   13,800               8,975
                                                           ---------           ---------
    Total current assets                                     101,433             104,721

  Property and equipment, net                                 87,934             117,186
  Goodwill                                                     4,560               4,776
  Other long-term assets                                      12,817               7,188
                                                           ---------           ---------

    Total assets                                           $ 206,744           $ 233,871
                                                           =========           =========

Current liabilities
  Accounts payable and accrued expenses                    $  34,909           $  43,321
  Revolving line of credit and short term debt                    --               5,730
  Current portion of deferred lease incentives                 4,507               4,575
  Deferred revenue                                             2,855               6,398
  Other current liabilities                                    9,183               8,501
                                                           ---------           ---------
    Total current liabilities                                 51,454              68,525

Long-term debt                                                    --              33,128
Long-term portion of deferred lease incentives                37,101              41,944
Deferred rent                                                 12,703              10,787
Long-term obligations                                          3,236                 612
                                                           ---------           ---------
  Total liabilities                                          104,494             154,996

Series A redeemable convertible  preferred  stock          $  14,106                  --

Common stock                                               $ 143,059           $  94,901
Stockholder loan                                              (2,050)                 --
Foreign currency translation adjustment                         (159)                 (4)
Accumulated deficit                                          (52,706)            (16,022)
                                                           ---------           ---------
  Total stockholders' equity                               $  88,144           $  78,875
                                                           ---------           ---------
   Total liabilities, redeemable preferred
        stock and stockholders' equity                     $ 206,744           $ 233,871
                                                           =========           =========